Exhibit (a) (i) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                                   CCB Funds

                                Amendment No. 5
                                       to
                              DECLARATION OF TRUST
                            Dated December 11, 1991


     This Declaration of Trust is amended as follows, effective as of July 23, 1999:

     Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

     "Section 5.  Establishment and Designation of Series or Class.
      ------------------------------------------------------------

          Without limiting the authority of the Trustees set forth in
       Article XII, Section 8, inter alia, to establish and designate any additional series or class or to modify the rights and preferences of any existing Series or Class, the initial series shall be, and are established and designated as:

                    111 Corcoran Equity Fund

     The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 20th day of May, 1999.

     WITNESS the due execution hereof this 20th day of May, 1999.



/s/ John F. Donahue                 /s/ Edward C. Gonzales
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John F. Donahue                     Edward C. Gonzales

/s/ Thomas G. Bigley                /s/ Peter E. Madden
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Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
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John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ William J. Copeland             /s/ John E. Murray, Jr.
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William J. Copeland                 John E. Murray, Jr.

/s/ John F. Cunningham              /s Marjorie P. Smuts
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John F. Cunningham                  Marjorie P. Smuts

/s/ Lawrence D. Ellis, M.D.         /s/ John S. Walsh
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Lawrence D. Ellis, M.D.             John S. Walsh